FOR IMMEDIATE RELEASE

SEACOR HOLDINGS ANNOUNCES RESULTS FOR THE
YEAR AND FOURTH QUARTER ENDED DECEMBER 31, 2019

Fort Lauderdale, FL, February 28, 2020. SEACOR Holdings Inc. (NYSE:CKH) (the “Company”) today announced its results for the year and fourth quarter ended December 31, 2019:
•Net income attributable to stockholders for the year ended December 31, 2019 was $26.8 million ($1.38 per diluted share) compared with $58.1 million ($3.04 per diluted share) for the year ended December 31, 2018. The prior year benefited from a net gain of $42.6 million ($2.18 per diluted share) related to the sale of the Company's interest in Hawker Pacific Airservices ("Hawker").
•Net loss attributable to stockholders for the quarter ended December 31, 2019 was $1.9 million ($0.10 per diluted share) compared with $4.7 million ($0.26 per diluted share) for the quarter ended December 31, 2018. The prior year quarter benefited from $5.5 million ($0.30 per diluted share) of net income related to the accelerated amortization of non-cash deferred gains. Excluding these non-cash gains, loss per diluted share for the quarter ended December 31, 2019 improved by $0.46 compared with the quarter ended December 31, 2018.
•“Cash Earnings” for the year ended December 31, 2019, after expensing all charges for maintenance, were $110.6 million compared with $57.8 million for the year ended December 31, 2018 and were $20.1 million for the quarter ended December 31, 2019 compared with $10.6 million for the same quarter last year.
The Company uses the non-GAAP financial measures "Cash Earnings" and OIBDA in this release; a reconciliation to their closest U.S. GAAP measure is included in "Use of non-GAAP Financial Measures" in this release.
Charles Fabrikant, Executive Chairman, commented on the quarter's results as follows:
"Cash earnings almost doubled in 2019 compared with 2018 as several of our businesses had record performance. SEACOR Island Lines had its best year ever, with growth in demand for shipments into the Bahamas and Caribbean. Waterman Logistics was successful in winning several significant U.S. government cargo moves throughout the year. Our Jones Act dry bulk vessels produced good cash and harbor towing had 5% more ship assists over last year. Unfortunately, the inland business battled severe headwinds. The St. Louis harbor was closed for about 40 days this past year bringing activity to a virtual standstill for our terminals and fleets. The trade war with China severely curtailed grain exports. Witt O'Brien's also had less activity than 2018.
In 2019, we expensed approximately $23 million in dry-docking costs and overhauls to maintain our assets. The related out-of-service time cost us approximately $7 million in lost revenue.”
The "Operating Discussion" below is a comparison of results for the quarter ended December 31, 2019 with the prior year quarter ended December 31, 2018.
Operating Discussion
Ocean Transportation & Logistics Services - Operating income and OIBDA were $7.6 million and $17.8 million, in the current year quarter compared with $10.8 million and $21.5 million excluding the accelerated amortization of previously deferred gains of $7.0 million in the prior year quarter, respectively. Operating results were impacted by $9.0 million of regulatory dry-docking costs, $2.3 million more than the prior year quarter. During the quarter Ocean Services docked one U.S.-flag petroleum and chemical carrier and one PCTC.

SEACOR Island Lines activity continued to increase in its core markets and it also experienced a boost in demand due to Hurricane Dorian recovery efforts. Waterman Logistics had increased success this quarter winning bids to move specialized cargo for the U.S. government. The dry bulk carrier fleet benefited from steady cargo volumes and a full quarter of operations with no dry-dockings. In the aggregate, these service lines had a positive incremental contribution of $9.9 million compared with the prior year quarter.
Inland Transportation & Logistics Services - Operating income and OIBDA were $1.4 million and $7.5 million in the current year quarter compared with $8.3 million and $13.8 million in the prior year quarter, respectively. U.S. grain exports through the Center Gulf were down 8% compared with the fourth quarter of 2018, reducing demand for barge freight and negatively impacting activity levels at the terminals and fleets on the Mississippi and Illinois Rivers. The primary culprits were the China trade war, U.S. government farm subsidy programs which were a disincentive to exports, and competition from South America. Operating results for Inland Services also continued to be impacted by higher costs due to the prolonged flooding experienced earlier in the year and resulting high-water conditions.
Witt O’Brien’s - Operating loss and negative OIBDA were $(0.7) million and $(0.5) million, respectively, in the current year quarter compared with operating income and OIBDA of $5.9 million and $6.6 million, respectively, in the prior year quarter. The primary factors impacting the current year quarter's results were a lack of activity responding to seasonal storms, lower activity in the U.S. Virgin Islands and a bad debt charge of $0.8 million.
Capital Commitments - The Company’s capital commitments as of December 31, 2019 were $62.2 million and included four U.S.-flag harbor tugs, the Company's interest in two foreign-flag rail ferries, four inland river dry-cargo barges, two inland river towboats, other equipment and vessel and terminal improvements. Subsequent to December 31, 2019, the Company committed to purchase two inland river dry-cargo barges and other equipment for $2.5 million.
Liquidity and Debt - During the current year quarter, the Company repurchased $1.8 million in principal amount of its 3.0% Convertible Senior Notes for $1.8 million. Subsequent to December 31, 2019, the Company repurchased $2.2 million in principal amount of its 3.0% Convertible Senior Notes for $2.2 million.
As of December 31, 2019, the Company’s balances of cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities totaled $86.4 million. As of December 31, 2019, total outstanding debt was $314.5 million and the Company had $225.0 million of borrowing capacity under its credit facilities.
Equity - As of December 31, 2019, the total shares outstanding were 20,176,168.
* * * * *
SEACOR Holdings Inc. (“SEACOR”) is a diversified holding company with interests in domestic and international transportation and logistics and risk management consultancy. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including risks relating to weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels, increased government legislation and regulation of the Company’s businesses that could increase the cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Ocean Transportation & Logistics Services, decreased demand for Ocean Transportation & Logistics Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence of Ocean Transportation & Logistics Services and Inland Transportation & Logistics Services on several key customers, consolidation of the Company’s customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company’s Common Stock, operational risks of Ocean Transportation & Logistics Services and Inland Transportation & Logistics Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors on Inland Transportation & Logistics Services’ operations, the ability to realize anticipated benefits from acquisitions and other strategic transactions, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company, changes in U.S. and international trade policies and various other matters and factors, many of which are beyond the Company’s control as well as those discussed in Item 1A. (Risk Factors) of the Company’s Annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (“SEC”). It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Given these factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.
For additional information, contact Investor Relations at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Operating Revenues	$192,761	$213,838	$799,966	$835,750
Costs and Expenses:
Operating	146,265	150,374	583,633	591,848
Administrative and general	27,134	26,718	105,517	102,907
Depreciation and amortization	17,451	17,510	68,571	74,579
	190,850	194,602	757,721	769,334
Gains on Asset Dispositions, Net	651	6,014	2,910	19,583
Operating Income	2,562	25,250	45,155	85,999
Other Income (Expense):
Interest income	1,488	2,245	7,471	8,730
Interest expense	(4,401)	(6,181)	(19,233)	(31,683)
Debt extinguishment losses, net	(171)	(6,017)	(2,244)	(11,626)
Marketable security gains (losses), net	1,898	(11,128)	18,394	(12,431)
Foreign currency gains (losses), net	1,351	(2,280)	(312)	(2,264)
Other, net	(20)	13	(134)	54,964
	145	(23,348)	3,942	5,690
Income Before Income Tax Expense (Benefit) and Equity in Losses of 50% or Less Owned Companies	2,707	1,902	49,097	91,689
Income Tax Expense (Benefit)	2,817	(4,519)	9,829	8,415
Income (Loss) Before Equity in Losses of 50% or Less Owned Companies	(110)	6,421	39,268	83,274
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(1,802)	(1,987)	(5,250)	(72)
Net Income (Loss)	(1,912)	4,434	34,018	83,202
Net Income Attributable to Noncontrolling Interests in Subsidiaries	5	9,120	7,244	25,054
Net Income (Loss) Attributable to SEACOR Holdings Inc.	$(1,917)	$(4,686)	$26,774	$58,148

Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.	$(0.10)	$(0.26)	$1.41	$3.22

Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.	$(0.10)	$(0.26)	$1.38	$3.04

Weighted Average Common Shares Outstanding:
Basic	19,933,277	18,165,361	18,949,981	18,080,778
Diluted	19,933,277	18,165,361	20,306,332	19,575,689

OIBDA(1)	$20,013	$42,760	$113,726	$160,578
OIBDA Attributable to SEACOR Holdings Inc.(1)	$20,013	$29,822	$97,727	$119,753
______________________
1.Non-GAAP Financial Measure. See explanation of use of non-GAAP financial measures included elsewhere in this release.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share data, unaudited)

	Three Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Operating Revenues	$192,761	$200,658	$197,023	$209,524	$213,838
Costs and Expenses:
Operating	146,265	147,386	142,871	147,111	150,374
Administrative and general	27,134	24,923	26,714	26,746	26,718
Depreciation and amortization	17,451	16,975	17,009	17,136	17,510
	190,850	189,284	186,594	190,993	194,602
Gains on Asset Dispositions, Net	651	1,145	677	437	6,014
Operating Income	2,562	12,519	11,106	18,968	25,250
Other Income (Expense):
Interest income	1,488	2,198	1,885	1,900	2,245
Interest expense	(4,401)	(4,816)	(4,903)	(5,113)	(6,181)
Debt extinguishment losses, net	(171)	(777)	(503)	(793)	(6,017)
Marketable security gains (losses), net	1,898	144	13,284	3,068	(11,128)
Foreign currency gains (losses), net	1,351	(1,877)	(191)	405	(2,280)
Other, net	(20)	505	25	(644)	13
	145	(4,623)	9,597	(1,177)	(23,348)
Income Before Income Tax Expense (Benefit) and Equity in Losses of 50% or Less Owned Companies	2,707	7,896	20,703	17,791	1,902
Income Tax Expense (Benefit)	2,817	1,417	3,390	2,205	(4,519)
Income (Loss) Before Equity in Losses of 50% or Less Owned Companies	(110)	6,479	17,313	15,586	6,421
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(1,802)	(618)	(312)	(2,518)	(1,987)
Net Income (Loss)	(1,912)	5,861	17,001	13,068	4,434
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	5	(544)	2,448	5,335	9,120
Net Income (Loss) attributable to SEACOR Holdings Inc.	$(1,917)	$6,405	$14,553	$7,733	$(4,686)

Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.	$(0.10)	$0.33	$0.80	$0.42	$(0.26)

Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.	$(0.10)	$0.32	$0.76	$0.41	$(0.26)

Weighted Average Common Shares Outstanding:
Basic	19,933	19,322	18,289	18,233	18,165
Diluted	19,933	20,739	19,634	19,571	18,165
Common Shares Outstanding at Period End	20,176	20,179	18,550	18,528	18,330

OIBDA(1)	$20,013	$29,494	$28,115	$36,104	$42,760
OIBDA attributable to SEACOR Holdings Inc.(1)	$20,013	$28,813	$21,905	$26,996	$29,822
______________________
2.Non-GAAP Financial Measure. See explanation of use of non-GAAP financial measures included elsewhere in this release.

SEACOR HOLDINGS INC.
SEGMENT INFORMATION
(in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Ocean Transportation & Logistics Services
Operating Revenues	$101,674	$102,661	$109,681	$109,272	$97,366
Costs and Expenses:
Operating	72,759	66,888	71,230	69,932	64,234
Administrative and general	11,190	9,404	9,423	10,198	10,132
Depreciation and amortization	10,228	10,191	10,230	10,337	10,707
	94,177	86,483	90,883	90,467	85,073
Gains on Asset Dispositions, Net	121	804	349	17	5,496
Operating Income	7,618	16,982	19,147	18,822	17,789
Other Income (Expense):
Foreign currency gains (losses), net	52	(104)	1	(47)	(17)
Other, net	6	505	28	(651)	(15)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(1,238)	(242)	700	111	(23)
Segment Profit(1)	$6,438	$17,141	$19,876	$18,235	$17,734

OIBDA(2)	$17,846	$27,173	$29,377	$29,159	$28,496
OIBDA(2) attributable to stockholders	$17,846	$26,492	$23,167	$20,051	$15,558
Dry-docking expenditures for U.S.-flag petroleum and chemical carriers, dry bulk carriers and PCTC’s (included in operating costs and expenses)	$8,752	$4,310	$1,925	$1,581	$6,430
Out-of-service days for dry-dockings of U.S.-flag petroleum and chemical carriers, dry bulk carriers and PCTC’s	76	42	30	15	147
Dry-docking expenditures for all other vessels	$289	$1,783	$1,447	$1,250	$269

Inland Transportation & Logistics Services
Operating Revenues	$68,257	$72,020	$61,455	$65,602	$77,513
Costs and Expenses:
Operating	57,912	62,775	54,486	54,245	60,801
Administrative and general	3,324	3,327	3,133	3,356	3,381
Depreciation and amortization	6,144	5,694	5,699	5,725	5,490
	67,380	71,796	63,318	63,326	69,672
Gains on Asset Dispositions	522	330	330	420	481
Operating Income (Loss)	1,399	554	(1,533)	2,696	8,322
Other Income (Expense):
Foreign currency gains (losses), net	1,249	(1,729)	(191)	459	(2,240)
Other, net	—	—	—	—	37
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(2,346)	(1,084)	(618)	(2,472)	(2,571)
Segment Profit (Loss)(1)	$302	$(2,259)	$(2,342)	$683	$3,548

OIBDA(2)	$7,543	$6,248	$4,166	$8,421	$13,812

SEACOR HOLDINGS INC.
SEGMENT INFORMATION (continued)
(in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Witt O’Brien’s
Operating Revenues	$20,742	$24,345	$23,753	$32,943	$37,702
Costs and Expenses:
Operating	14,266	16,323	15,691	21,772	24,258
Administrative and general	7,008	5,718	6,831	6,402	6,876
Depreciation and amortization	210	210	209	206	660
	21,484	22,251	22,731	28,380	31,794
Gains on Asset Dispositions	8	10	—	—	—
Operating Income (Loss)	(734)	2,104	1,022	4,563	5,908
Other Income (Expense):
Foreign currency losses, net	(1)	—	—	—	(1)
Other, net	(457)	(1)	(2)	(3)	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	333	764	(128)	(67)	113
Segment Profit (Loss)	$(859)	$2,867	$892	$4,493	$6,020

OIBDA(2)	$(524)	$2,314	$1,231	$4,769	$6,568

Other
Operating Revenues	$2,099	$1,635	$2,142	$1,805	$1,290
Costs and Expenses:
Operating	1,335	1,404	1,472	1,253	1,106
Administrative and general	967	846	837	839	551
Depreciation and amortization	499	501	493	489	237
	2,801	2,751	2,802	2,581	1,894
Gains (Losses) on Asset Dispositions	—	34	(2)	—	37
Operating Loss	(702)	(1,082)	(662)	(776)	(567)
Other Income (Expense):
Foreign currency losses, net	—	—	—	—	(4)
Other, net	431	—	—	—	(105)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	1,449	(56)	(266)	(90)	494
Segment Profit (Loss)(1)	$1,178	$(1,138)	$(928)	$(866)	$(182)

Corporate and Eliminations
Operating Revenues	$(11)	$(3)	$(8)	$(98)	$(33)
Costs and Expenses:
Operating	(7)	(4)	(8)	(91)	(25)
Administrative and general	4,645	5,628	6,490	5,951	5,778
Depreciation and amortization	370	379	378	379	416
	5,008	6,003	6,860	6,239	6,169
Losses on Asset Dispositions	—	(33)	—	—	—
Operating Loss	$(5,019)	$(6,039)	$(6,868)	$(6,337)	$(6,202)
Other Income (Expense):
Foreign currency gains (losses), net	$51	$(44)	$(1)	$(7)	$(18)
Other, net	—	1	(1)	10	96
______________________
3.Includes amounts attributable to both SEACOR and noncontrolling interests.
4.Non-GAAP Financial Measure. See explanation of use of non-GAAP financial measures included elsewhere in this release.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$77,222	$76,815	$138,757	$141,152	$144,221
Restricted cash and restricted cash equivalents	1,222	1,221	1,221	2,992	2,991
Marketable securities	7,936	6,038	39,368	33,384	30,316
Receivables:
Trade, net of allowance for doubtful accounts	194,022	199,013	164,964	174,278	171,828
Other	38,881	43,449	38,297	32,635	38,881
Inventories	5,255	5,224	5,293	4,914	4,530
Prepaid expenses and other	6,971	6,130	5,640	5,809	5,382
Total current assets	331,509	337,890	393,540	395,164	398,149
Property and Equipment:
Historical cost	1,442,382	1,424,907	1,416,084	1,413,488	1,407,329
Accumulated depreciation	(624,024)	(607,727)	(593,168)	(577,136)	(560,819)
Net property and equipment	818,358	817,180	822,916	836,352	846,510
Operating Lease Right-of-Use Assets	144,539	153,464	161,518	167,325	—
Investments, at Equity, and Advances to 50% or Less Owned Companies	157,108	154,968	155,645	155,290	156,886
Construction Reserve Funds	—	3,908	3,908	3,908	3,908
Goodwill	32,701	32,668	32,714	32,720	32,708
Intangible Assets, Net	20,996	21,884	22,773	23,662	24,551
Other Assets	7,761	8,284	10,376	7,385	8,312
	$1,512,972	$1,530,246	$1,603,390	$1,621,806	$1,471,024

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$58,854	$76,426	$78,301	$8,308	$8,497
Current portion of long-term operating lease liabilities	36,011	36,422	36,171	35,540	—
Accounts payable and accrued expenses	57,595	54,921	35,132	50,097	59,607
Other current liabilities	57,501	67,603	64,796	67,456	55,659
Total current liabilities	209,961	235,372	214,400	161,401	123,763
Long-Term Debt	255,612	241,408	234,445	315,303	346,128
Long-Term Operating Lease Liabilities	108,295	116,866	125,182	131,862	—
Deferred Income Taxes	105,661	103,489	99,938	97,758	94,420
Deferred Gains and Other Liabilities	20,929	20,463	20,768	20,688	52,871
Total liabilities	700,458	717,598	694,733	727,012	617,182
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	408	408	392	392	390
Additional paid-in capital	1,661,002	1,659,428	1,600,838	1,598,804	1,596,642
Retained earnings	517,106	519,023	512,618	498,065	474,809
Shares held in treasury, at cost	(1,365,792)	(1,365,594)	(1,366,432)	(1,366,267)	(1,366,773)
Accumulated other comprehensive loss, net of tax	(998)	(1,400)	(995)	(903)	(914)
	811,726	811,865	746,421	730,091	704,154
Noncontrolling interests in subsidiaries	788	783	162,236	164,703	149,688
Total equity	812,514	812,648	908,657	894,794	853,842
	$1,512,972	$1,530,246	$1,603,390	$1,621,806	$1,471,024

Use of non-GAAP Financial Measures
The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with U.S. GAAP, including OIBDA and Cash Earnings.
The Company defines OIBDA as operating income (loss) plus depreciation and amortization. The Company includes maintenance and repair costs, including major overhauls and regulatory dry-dockings, and gains or losses (or impairments) on asset dispositions in OIBDA. The Company defines Cash Earnings as OIBDA further adjusted to exclude the amortization of non-cash deferred gains and amounts attributable to its minority partner in SEA-Vista as well as the gain or loss associated with marking-to-market securities held for investment, accrued net cash expense associated with interest on debt obligations, and the Company’s estimate of cash taxes. Other companies may calculate OIBDA and Cash Earnings differently than the Company, which may limit their usefulness as comparative measures. In addition, each of these measures does not necessarily represent funds available for discretionary use and are not measures of the Company’s ability to fund its cash needs. OIBDA and Cash Earnings are each financial metrics used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to Company officers and other shore-based employees; and (iii) to compare to the OIBDA and Cash Earnings of other companies when evaluating potential acquisitions. In addition, the Company believes Cash Earnings is meaningful to investors because it assists in evaluating the Company’s results of operations and net cash generated by business activities across previous and subsequent accounting periods and to better understand the long-term performance of the Company. The Company views OIBDA and Cash Earnings as measures of operating performance not liquidity.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP.
The following tables reconcile these non-GAAP measures to their most closely comparable U.S. GAAP measures (amounts in thousands, except per share data).

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
U.S. GAAP Measures
Net Income (Loss) Attributable to Stockholders	$(1,917)	$(4,686)	$26,774	$58,148
Diluted Earnings (Loss) Per Common Share(1)	$(0.10)	$(0.26)	$1.38	$3.04

Reconciliation of non-GAAP Financial Measures
Operating Income (U.S. GAAP)	$2,562	$25,250	$45,155	$85,999
(+) Depreciation and amortization	17,451	17,510	68,571	74,579
OIBDA(2)	20,013	42,760	113,726	160,578
(–) Amortization of deferred gains(3)	(330)	(9,759)	(1,322)	(25,737)
(–) OIBDA less amortization of deferred gains attributable to noncontrolling interests	—	(8,593)	(15,999)	(30,292)
(–) Cash interest paid, net(4)	(1,459)	(1,581)	(4,220)	(15,408)
(–) Income tax obligation	(6)	(1,068)	(25)	(18,915)
(+/–) Marketable security gains (losses), net	1,898	(11,128)	18,394	(12,431)
Cash Earnings	20,116	10,631	110,554	57,795
(–) Make-whole premium to redeem the 7.375% notes	—	—	—	(5,601)
(+) Return from sale of Hawker Pacific Airservices, Limited(5)	—	—	—	51,000
Proxy for cash earned	$20,116	$10,631	$110,554	$103,194
______________________
1.Includes diluted earnings (loss) per common share of $0.08 and $(0.48) for the quarter ended December 31, 2019 and 2018, respectively, related to marking-to-market the Company’s marketable security portfolio. Includes diluted earnings (loss) per common share of $0.72 and $(0.50) for the twelve months ended December 31, 2019 and 2018, respectively, related to marking-to-market the Company’s marketable security portfolio.
2.All references to OIBDA in this release are calculated in the same manner.
3.For the three and twelve months ended December 31, 2019, amortization of deferred gains is included in gains on asset dispositions. For the three and twelve months ended December 31, 2018, amortization of deferred gains may be included in operating expenses as a reduction to rental expense and/or included in gains on asset dispositions.
4.Amount is net of interest income, excludes capitalized interest, and is net of our partner’s portion of SEA-Vista net interest expense of $0.6 million for the three months ended December 31, 2018 and $1.2 million and $2.7 million for the twelve months ended December 31, 2019 and 2018, respectively.
5.Cash profit from the sale of the Company's 34.2% interest in Hawker Pacific Airservices, Limited in April 2018.

SEACOR HOLDINGS INC.
FLEET COUNTS
(unaudited)

	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Ocean Transportation & Logistics Services
Bulk Transportation Services:
Petroleum and chemical carriers - U.S.-flag	9	9	9	9	10
Bulk carriers - U.S.-flag	2	2	2	2	2
Port & Infrastructure Services:
Harbor tugs - U.S.-flag	24	24	24	24	24
Harbor tugs - Foreign-flag	8	8	8	8	8
Offshore tug - U.S.-flag	1	1	1	1	1
Ocean liquid tank barges - U.S.-flag	5	5	5	5	5
Ocean liquid tank barges - Foreign-flag	1	1	1	1	1
Specialty vessels - Foreign-flag(1)	2	2	2	1	—
Logistics Services:
PCTC(2) - U.S.-flag	4	4	4	4	4
Short-sea container/RORO(3) vessels - Foreign-flag	8	8	9	9	9
RORO(3) & deck barges - U.S.-flag	7	7	7	7	7
Rail ferries - Foreign-flag	2	2	2	2	2
	73	73	74	73	73

Inland Transportation & Logistics Services
Bulk Transportation Services:
Dry-cargo barges	1,372	1,375	1,372	1,374	1,372
Liquid tank barges	20	20	20	20	20
Specialty barges(4)	5	5	5	5	5
Towboats:
4,000 hp - 6,600 hp	19	18	18	18	18
3,300 hp - 3,900 hp	3	3	3	3	3
Less than 3,300 hp	2	2	2	2	2
Port & Infrastructure Services:
Harbor boats:
1,100 hp - 2,000 hp	18	18	18	18	18
Less than 1,100 hp	6	6	6	6	6
Logistics Services:
Dry-cargo barges	35	32	35	33	35
Towboats:
Less than 3,300 hp	1	—	—	—	—
	1,481	1,479	1,479	1,479	1,479
______________________
6.One line handling vessel and one crew transportation vessel.
7.Pure Car/Truck Carrier.
8.Roll On/Roll Off.
9.Includes non-certificated 10,000 and 30,000 barrel inland river liquid tank barges.